WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Exhibit 10.41

LIVANOVA PLC

THAD HUSTON

SEPARATION AND SETTLEMENT AGREEMENT

THIS SEPARATION AND SETTLEMENT AGREEMENT (the “Agreement”) is made on 27, October 2020
BETWEEN
(1)    LIVANOVA PLC, a company registered in England with registered number 09451374 and having its registered office at 20 Eastbourne Terrace, W2 6LG London (the “Company”); and

(2)    THAD HUSTON, residing, in London, United Kingdom (the “Executive”).
BACKGROUND
The Company has employed the Executive as Chief Financial Officer since May, 20 2017 under the terms of a Service Agreement dated 27, April 2017 as varied by the parties prior to the date of this Agreement (the “Service Agreement”). In accordance with the Service Agreement both parties are required to give 12 months notice to terminate the Executive's employment. The Executive and the Company desire to plan for the Executive’s separation from the Company.
IT IS AGREED as follows:
1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement, unless the context otherwise requires:
“the Acts”        means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147;
“Claims”        means the claims that the Executive believes that he has against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being:
(a)    for damages for wrongful dismissal or breach of contract arising out of his employment, or termination of the employment, or otherwise including but not limited to any claim in respect of unpaid salary, bonus, commission, overtime, holiday pay, sick pay, pension contributions, benefits, allowances, re-imbursement of expenses, notice pay or any other termination or severance payment howsoever arising and in respect of stigma;
(b)    for unfair dismissal under the Employment Rights Act 1996;
(c)    in relation to unauthorized deductions from wages;
(d)    for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010;
(e)    for breach of contract or any other rights to or in respect of shares or other securities or securities based incentives in the Company or any Group Company;
(f)    for unlawful detriment under the Employment Rights Act 1996; and
(g)    under the Public Interest Disclosure Act 1998.
“Effective Date”    means the earlier of 31 October 2020 and the date of the next 10Q filing for the Company;

“Employment”        means the employment of the Executive under this Agreement or, as the context requires, the duration of that employment;
“Group”        means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006);
“Group Company”    means any company within the Group; and
“Termination Date”    has the meaning given in Clause 2.1.
1.2    Interpretation and Construction
Save to the extent that the context or the express provisions of this Agreement require otherwise, in this Agreement:
(a)    words importing the singular shall include the plural and vice versa;
(b)    words importing any gender shall include all other genders;
(c)    words importing the whole shall be treated as including reference to any part of the whole;
(d)    any reference to a Clause, the Schedule or part of the Schedule is to the relevant Clause, Schedule or part of the Schedule of or to this Agreement unless otherwise specified;
(e)    reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;
(f)    reference to a provision of law is a reference to that provision as extended, applied, amended, consolidated or re-enacted or as the application thereof is modified from time to time and shall be construed as including reference to any order, instrument, regulation or other subordinate legislation from time to time made under it;
(g)    references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing;
(h)    general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation; and
(i)    the meaning of any words coming after “other” or “otherwise” shall not be constrained by the meaning of any words coming before “other” or “otherwise where a wider construction is possible.
1.3    Headings
The table of contents and the headings in this Agreement are included for convenience only and shall be ignored in construing this Agreement.
2.    TERMINATION AND TRANSITION PERIOD/GARDEN LEAVE
2.1    Termination Date
2.1.1    The Executive’s employment with the Company shall terminate on the earlier of the first anniversary of the Effective Date and such other day as is agreed in accordance with Clause 2.2.1 (the "Termination Date"), unless terminated earlier in accordance with Clause 18 of the Service Agreement.
2.1.2    On the Effective Date, the Executive will resign from the office of Chief Financial Officer of the Company and as an officer and director of any of its Group Companies .

2.1.3    The Executive shall do all such acts and things as the Company may reasonably require to effect the Executive's resignations referred to above and from any other offices with the Company or any of its Group Companies or which the Executive held by reason of employment by the Company.
2.1.4    Between the date of this Agreement and the Effective Date, Executive agrees to assist with the transition of his current responsibilities to a successor appointed by the Company.
2.2    Garden Leave
2.2.1    The Executive shall spend the notice period required by his Service Agreement (from the Effective Date until the Termination Date) on garden leave (the "Garden Leave Period"). The Garden Leave Period may be terminated at the Executive's election at any time after 24 May 2021 by notifying the Company of his intention in writing. During the Garden Leave Period, save as otherwise required by the Company the Executive:
(a)    shall not carry out any of his normal duties;
(b)    shall not attend for work at the Company's premises without the prior written consent of the Board;
(c)    shall not contact or deal with (or attempt to contact or deal with) any consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company except such persons and for such purposes as the Board may approve in writing;
(d)    shall not transact any business on behalf of the Company or any Group Company and if the Executive is contacted by any supplier, customer, client or employee of the Company or any Group Company prior to the Termination Date, the Executive shall refer them to Alex Shvartsburg;
(e)    shall not have any contact with other employees of the Company or any Group Company (except for purely social purposes) unless specifically authorised by the Board to do so;
(f)    shall not have access to the Company's information systems;
(g)    shall take all accrued untaken holiday and shall notify the Company in advance of the dates on which he intends to take such holiday; and
(h)    the Executive's obligations to act in good faith and in the best interests of the Company and all Group Companies and the Executive's obligations under the Service Agreement shall remain in full force and effect.
2.3    Remuneration During Transition Period/Garden Leave
2.3.1    The Company will pay the Executive his normal remuneration and benefits required under the Service Agreement, other than bonus as provided in 3.1.1(b) [until the Termination Date (less such sums as the Company is obliged by law to deduct by way of tax and employee's National Insurance), and forward the Executive's P45 in due course.
2.3.2    The Company will make the payments in 2.3.1 in the normal course.
2.4    Expenses
The Company will reimburse the Executive for all expenses reasonably and properly incurred and accounted for in connection with the Executive's employment up to the Termination Date provided that the Company receives the appropriate receipts or invoices within 7 days of the Termination Date.
2.5    Restrictions During the Garden Leave Period and After Termination of Employment
2.5.1    The Executive shall adhere to the terms of Clause 15 (Restrictions During Employment) of the Service Agreement until the Termination Date.
2.5.2    During the Employment, including the Garden Leave Period and at any time (without limitation) after the Termination Date, Executive shall adhere to the terms of Clause 16 (Confidentiality and Company Documents) of the Service Agreement.

2.5.3    The Executive shall comply with Clause 20 (Restrictions after Termination) of the Service Agreement. It is agreed that for the purposes of such restrictions the Restricted Period shall commence on the Effective Date.
2.5.4    The Executive acknowledges and agrees that nothing in this Agreement is intended to or does prevent him from: 1) filing a charge or complaint with any governmental agency or regulatory body (including, but not limited to, the Health and Safety Executive, Equality and Human Rights Commission, or Securities and Exchange Commission) or 2) disclosing information for the purpose of making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures), provided that the disclosure is made in accordance with the provisions of that Act.
3.    CONSIDERATION
3.1    Severance
3.1.1    Subject to and conditional upon the Executive's compliance with the terms and warranties of this Agreement the Company shall (without any admission of liability) (provided that the Executive has also returned to the Company a copy of this Agreement signed by him with a completed Adviser's Certificate):
(a)    within 28 days of the Termination Date or the date on which the Company receives the Reaffirmation of Waiver and Release of Claims at Schedule 2, if later:
(i)    pay to the Executive the sum of £250,000 as compensation for the loss of the Executive's employment, including loss of office, and damages for breach of contract, less such sums as the Company is obliged by law to deduct by way of tax and employee's National Insurance (the "Severance Payment");
(ii)    if the Executive elects to terminate the Garden Leave Period at any time prior to the first anniversary of the Effective Date, pay to the Executive his basic salary in lieu of the balance of the Executive's contractual notice period from the end of the Garden Leave Period to the first Anniversary of the Effective Date, less such sums as the Company is obliged by law to deduct by way of tax and employee's National Insurance (the "Notice Payment"); and
(b)    for fiscal year 2020, no later than April 30, 2021, pay the Executive his annual bonus according the agreement and approvals of the Short Term Incentive plan by the compensation committee and the board of the Company, less such sums as the Company is obliged by law to deduct by way of tax and employee's National Insurance (the "Bonus Payment"). It is anticipated that the Bonus Payment will be paid at 15% of the Executive's basic salary based on his leadership objectives, unless it is otherwise collectively determined by the Company’s compensation committee that all members of the Executive Leadership Team should receive another amount. Any other components will be calculated consistently with those for other members of the Executive Leadership Team. For the avoidance of doubt the Executive will not be eligible for a bonus for the fiscal year 2021.
3.2    Equity Awards
The Executive shall not be eligible to receive any further equity awards in the Company.  Any outstanding equity awards previously granted to Executive (the “Equity Awards”), will continue to vest, in accordance with their terms during the period through to the Termination Date.  All unvested Equity Awards will immediately lapse on the Termination Date pursuant their terms.
3.3    Relocation assistance
3.3.1    The Company will provide the Executive and his accompanying dependents with Relocation Services provided via a vendor selected by the Company for a total maximum cost of £100,000. The list of the Relocation Services includes, but it is not limited to i) reasonable temporary living expenses while the Executive and the Executive’s family are in between permanent housing, ii) packing, shipping from the United Kingdom to the United States and unpacking Executive’s household possessions at the Company’s expense, iii) reimbursement of travel expenses for two trips for the Executive and the Executive’s family to the United States, iv) reimbursement of other miscellaneous relocation expenses, v) immigration support services (in the United Kingdom and/or the United States), and vi) customary closing costs in relation to the acquisition of a new property. The Relocation Services will be available to the Executive to use up to 24 months after the Effective Date.
3.3.2    If the Executive is compelled to pay income taxes on any of the foregoing Relocation Services provided by the Company, the Executive will be responsible for the related income tax and national insurance.
3.4    Tax assistance
3.4.1    In addition to the Relocation Services, the Company will provide the Executive with tax assistance through a professional tax services firm for the preparation and filing of the 2021 US tax year and 2020/2021 and 2021/2022 UK tax year. In addition, the tax consultant will provide a consultation to explain tax implications resulting from the end of the employment relationship, the relocation to the United States and to review the Executive’s expected tax responsibilities associated with it.
3.4.2    If the Executive is compelled to pay income taxes on the foregoing tax assistance, the Executive will be responsible for the related income tax and national insurance.
3.5    Attorney Fees
3.5.1    The Executive warrants that he has before signing this Agreement taken advice from Simon Malcolm of Greenwoods GRM LLP (the "Adviser") on the terms and effect of this Agreement and in particular its effect on his ability to pursue a complaint before an Employment Tribunal, the County Court or High Court.
3.5.2    It is a condition of this Agreement that the Adviser provides the Certificate annexed to this Agreement at Schedule 1.
3.5.3    The Company shall within 30 days of receipt pay against a properly constituted VAT invoice addressed to the Executive but marked payable by the Company, a sum not exceeding £5,000.00 plus VAT to the Adviser in respect of legal fees incurred in taking independent legal advice in relation to this Agreement.
3.6    Future Inquiries
The Executive shall direct all inquiries from prospective employers to Human Resources, who will advise said prospective employers of Executive’s dates of service and positions held.
3.7    Satisfaction of Payment in Lieu of Notice
Executive agrees that the terms of Clauses 2 and 3 of this Agreement are intended to satisfy, and do in fact satisfy, the Company’s obligations under Clauses 3.2 (Duration and Notice) and 3.3 (Payment in Lieu of Notice) of the Service Agreement. The Executive expressly agrees that, upon termination of the Employment, the Company shall have no obligation to make a payment in lieu of notice to Executive and shall have no obligation to make any other payment to Executive except as expressly described in Clauses 2 and 3 of this Agreement.
3.8    Tax Indemnity
3.8.1    In accordance with the parties' understanding of current tax law, the first £30,000 of the Severance Payment shall be paid without any deduction for income tax or National Insurance Contributions. The balance of the Severance Payment will be paid less such deduction of income tax as the Company is obliged by law to withhold. The Company will account to HM Revenue & Customs for employer’s National Insurance Contributions on the balance of the Severance Payment.
3.8.2    The Executive shall be entirely responsible for the payment of any further tax, employee’s National Insurance Contributions, interest, fines, charges or penalties which may be or become payable in respect of the Severance Payment (the "Taxes"). The Executive agrees to promptly indemnify the Company on an after-tax basis in respect of the Taxes. This indemnity does not extend to any fines or interest incurred solely as a result of the Company's negligent failure to make a payment or any delay in so doing.

3.8.3    The Company shall promptly notify the Executive of any demand it receives from HM Revenue & Customs in respect of any Taxes and agrees that it shall not make any payment in respect of the same until the Executive has had a reasonable opportunity (at least 28 days) to dispute the demand. The Company shall give the Executive reasonable access to information which might reasonably be required to dispute any such demand.
3.9    D&O Insurance
3.9.1    For a period of 6 years from the Termination Date, the Company will maintain directors’ and officers’ insurance for the benefit of the Executive in respect of those liabilities which he may have incurred as a director of the Company or any Group Company on the same terms as are provided to its directors from time to time during such period.
4.    WAIVER AND RELEASE OF CLAIMSaiver and Release of Claims
4.1.1    The Executive agrees that the terms of this Agreement are in full and final settlement of all and any claims or rights of action Executive may have against the Company or any Group Company arising out of his employment with the Company or any Group Company or its termination on the Termination Date or from events occurring after this Agreement has been entered into whether under common law, contract, statute including, but not limited to, the Claims, each of which is hereby intimated and waived.
4.1.2    The waiver in clause 4.1.1 does not apply to:
(a)    any claims for personal injury other than (a) where Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (b) those which may be brought under any discrimination legislation;
(b)    any claims by Executive to enforce this Agreement; and
(c)    any claims for any accrued pension rights.
4.1.3    The Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that he has received independent legal advice and shall deliver on execution of this Agreement a certificate signed by his independent legal adviser in the form attached hereto as Schedule 1.
4.1.4    The Executive shall as a strict condition of this Agreement within the 7-day period preceding the Termination Date deliver to the Company’s CHRO the signed Reaffirmation Waiver and Release of Claims, attached hereto as Schedule 2.
4.1.5    The Executive warrants and represents that as at the date of this Agreement:
(a)    he has disclosed to the Adviser all facts, circumstances and information relating to his employment and its termination which the Adviser requires or may reasonably require in order to advise whether he has any claims against the Company, any Group Company, its or their shareholders, officers, employees, ex-employees and pension trustees;
(b)    having taken legal advice from the Adviser he has notified the Company in writing of all and any actual or potential claims that he has or may be entitled to make against the Company or any Group Company, its or their shareholders, officers, employees, ex-employees and pension trustees either now or in the future, in respect of his employment and its termination, whether contractual, statutory or otherwise and that these are fully particularised in the definition of Claims;
(c)    other than the Claims he has no other further claims or potential claims against the Company or any Group Company or its or their shareholders, officers, employees, ex-employees and pension trustees and he has not already instituted proceedings in relation to any claim or claims against the same;
(d)    as at the date of this Agreement he is not aware of any conditions, illness, injury or other circumstances affecting him that may give rise to a personal injury claim against the Company or any Group Company;
(e)    he has not committed any act or made any omission which might amount to, and is not aware (and ought not reasonably to be aware) of any circumstances which might constitute, a repudiatory breach of his

Service Agreement entitling the Company to terminate his employment without notice or payment in lieu of notice; and
(f)    he has not received either orally or in writing any offer of employment, office or contract for services (whether formal or informal), does not have any expectation of such offer and has not, either orally or in writing accepted or agreed to accept any such offer to take effect after the Termination Date.
For the avoidance of doubt, the warranties set out in this Clause 4.1.5 are a condition to payment of the consideration provided in accordance with Clause 3.
4.1.6    The Executive acknowledges that the Company has relied on the obligation in Clause 4.1.4 and the Warranties in Clause 4.1.5 when entering into this Agreement and the Consideration set out in clause 3 above is conditional upon Executive's compliance with his obligations under this Agreement, including the obligation contained within Clause 4.1.4.

5.    MISCELLANEOUS TERMS
5.1    Mutual Non-Disparagement
The Executive agrees not to disparage, demean or defame the Company or its affiliates, their products, services or employees in any way. The Company agrees to instruct those of its officers and employees who are aware of the terms of this Agreement not to disparage, demean or defame Executive in any way.
5.2    Governing Law
This Agreement is governed by and shall be construed and enforced, in all respects, in accordance with English law.
5.3    Entire Agreement
5.3.1    This Agreement and the documents referred to in it constitute the entire agreement and understanding of the parties and supersede and extinguish all previous agreements, promises, assurances, warranties, representations and understandings between the parties, whether written or oral, relating to the subject matter of this Agreement.
5.3.2    Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.
5.3.3    Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement.
5.3.4    Nothing in this Clause shall limit or exclude any liability for fraud.
5.4    Legal and Other Assistance
5.4.1    The Executive agrees that he will, at the request of the Company, provide the Company and/or any Group Company with such assistance as it or they may reasonably require in the conduct of any legal proceedings, investigation or enquiry in respect of which the Company or its advisers believe that the Executive may be of assistance.
5.4.2    If the Executive is required to provide assistance to the Company and/or any Group Company, in accordance with clause 5.4.1 the Company will reimburse the Executive for any reasonable expenses which the Executive may incur and which are evidenced by appropriate receipts or invoices.
5.5    Rights of Third Parties
5.5.1    The Company and the Executive intend that the terms of this Agreement should be enforceable by any Group Company, by virtue of the Contracts (Rights of Third Parties) Act 1999.
5.6    Without Prejudice

5.6.1    This Agreement although marked "without prejudice" will upon signature by all parties be treated as an open document evidencing an agreement binding on the parties.
5.7    Counterparts
5.7.1    This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts or duplicates together shall constitute one and the same instrument.
5.8    Notices
All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) on delivery by an internationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the address set forth below or at such other address as the Company or Executive may designate by ten (10) days advance written notice to the other party.
In the case of the Company to:
20 Eastbourne Terrace
London, W2 6LG
United Kingdom
Attention: Senior Vice President & General Counsel
Facsimile: +44 20 3325 0696

In the case of Executive to his personal address as provided separately to the Company, and as may be updated from time to time.

SCHEDULE 1 - CERTIFICATE OF INDEPENDENT LEGAL ADVISER
I Simon Malcolm pf Greenwoods GRM LLP whose address is 1 Bedford Row, London WC1R 4BZ confirm that I gave independent legal advice to Thad Huston of Flat 3, 66 New Cavendish Street, London, W1G8UZ, United Kingdom as to the terms and effect of the Agreement to which this certificate is attached in particular as to its effect on his ability to pursue his rights, in particular the Claims specified in clause 4.1.1 before a Court of competent jurisdiction or Employment Tribunal.

I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that the statutory requirements relating to settlement agreements set out in the Acts (as defined in the Agreement) have been met. I confirm further that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Thad Huston in respect of any loss arising in consequence of that advice.
Signed:
Dated:

SCHEDULE 2 – REAFFIRMATION WAIVER AND RELEASE OF CLAIMS

This Reaffirmation Waiver and Release of Claims (“Release”) is made on ___________________________________by Thad Huston (“Executive”) in connection with the Employee’s separation from employment on ______________________________________.
NOW THEREFORE, in consideration of the mutual promises described in the Separation and Settlement Agreement dated ______ October 2020 ("the Separation and Settlement Agreement"), to which this Release is appended as Schedule 2, Executive agrees as follows.
1.    DEFINITIONS
Definitions
In this Release, unless the context otherwise requires:
“the Acts”        means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147;
“Claims”        means the claims that the Executive believes that he has against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being:
(a)    for damages for wrongful dismissal or breach of contract arising out of his employment, or termination of the employment, or otherwise including but not limited to any claim in respect of unpaid salary, bonus, commission, overtime, holiday pay, sick pay, pension contributions, benefits, allowances, re-imbursement of expenses, notice pay or any other termination or severance payment howsoever arising and in respect of stigma;
(b)    for unfair dismissal under the Employment Rights Act 1996;
(c)    in relation to unauthorized deductions from wages;
(d)    for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010;
(e)    for breach of contract or any other rights to or in respect of shares or other securities or securities based incentives in the Company or any Group Company;
(f)    for unlawful detriment under the Employment Rights Act 1996; and
(g)    under the Public Interest Disclosure Act 1998.
“Group”        means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006);

“Group Company”    means any company within the Group.
2.    WARRANTIES
2.1    The Executive warrants that:
(a)    he has not raised any legal proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents; and
(b)    other than the Claims, as of the date of this Release, he has no further or outstanding claims or rights of action, being any further or outstanding claims or rights of action, whether under statute or common law (including contractual, tortious or other claims) and whether before an Employment Tribunal, court or otherwise and whether in the UK or any other jurisdiction in the world against the Company or any Group Company or any of its or their respective shareholders, officers, employees or agents including in respect of or arising out of his employment, or the holding of any office with or investment in the Company or any Group Company or the termination of that employment or office (such claims or rights of action referred to as “Further Claims”).
2.2    The Executive warrants as a strict condition of the Company's obligation to honour the terms of clause 3 of the Agreement under this Release that there are no circumstances of which he is aware or of which he ought to be aware which could constitute a repudiatory breach by him of his contract of employment which would entitle or have entitled the Company to terminate his employment without notice.
3.    SETTLEMENT
3.1    Subject to clause 3.3, the Executive accepts the terms of this Release in full and final settlement of the Claims and all and any Further Claims, whether such claims are known or unknown to the parties and whether or not they are or could be in the contemplation of the parties at the date of this Release, which are waived and released in full. Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that he has taken independent legal advice and shall deliver on execution of this Release a confirmation of advice certificate signed by his independent legal adviser in the form attached hereto.
3.2    The Executive undertakes not to institute or pursue any proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents before an Employment Tribunal, court or any other judicial body anywhere in the world in respect of the Claims or for any remedy arising from any Further Claims.
3.3    The waiver in clause 3.1 above does not apply to: (a) any claims for personal injury other than (a) where Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (b) those which may be brought under any discrimination legislation; (b) any claims by Executive to enforce this Agreement; or (c) any claims for any accrued pension rights. In respect of latent personal injuries and/or any latent industrial disease arising out of the course of his employment with the Company and/or the Group that are currently unknown to him, the Executive warrants that he is not aware of having any such personal injuries. These exceptions are the only claims which have not been settled by this Release.
3.4    Subject to the terms of Clause 3.3, if any other claim emerges in law or in fact anywhere in the world based on anything done or omitted to be done during the period of the Executive’s employment by the Company which was not previously known or foreseeable by the Executive, then the Executive agrees that there should be no recourse to any remedy for the claim against the Company or any Group Company. The Executive acknowledges and accepts that in agreeing to the severance arrangements set out in Clause 3 of the Separation and Settlement Agreement he has taken into account that he has waived the right to pursue any such claims, whether foreseeable or not previously known, against the Company or any Group Company.

Confirmation of advice for Reaffirmation Waiver and Release of Claims

I ________________________ whose address is ______________________________________ confirm that I gave independent legal advice to Thad Huston of Flat 3, 66 New Cavendish Street, London, W1G8UZ, United Kingdom as to the terms and effect of the above Release to which this certificate is attached in particular as to its effect on his ability to pursue his rights, in particular the Claims and Further Claims specified in clause 3.1 above before a Court of competent jurisdiction or Employment Tribunal.

I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that the statutory requirements relating to settlement agreements set out in the Acts (as defined in the Agreement) have been met. I confirm further that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Thad Huston in respect of any loss arising in consequence of that advice.
Signed:
Dated:

IN WITNESS of which this Release has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed
by THAD HUSTON
                _________________________________
                Thad Huston
in the presence of:

Witness’s
Signature:            _________________________________
Full Name:            _________________________________
Address:            _________________________________
                _________________________________
            _________________________________

IN WITNESS of which this Agreement has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed by        _________________________________
DAMIEN McDONALD,        Damien McDonald
Chief Executive Officer,
for and on behalf of
LIVANOVA PLC
in the presence of a Witness

                    _________________________________
                    Witness

Full Name:                _________________________________
Address:                _________________________________
                    _________________________________
                    _________________________________

EXECUTED as a Deed by
THAD HUSTON            _________________________________
in the presence of a Witness        THAD HUSTON

                    _________________________________
Witness

Full Name:                _________________________________
Address:                _________________________________
                    _________________________________
                    _________________________________